EX-3.(b)
                               CONSENT OF COUNSEL

          I hereby consent both to the reference to my name under the heading "Legal Opinion" in this Post-Effective Amendment No. 7 to the Registration Statement on Form S-6 for The Guardian Separate Account K and to the filing of this consent as an exhibit thereto.


                                             By /s/ Richard T. Potter, Jr.
                                               --------------------------------
                                                    Richard T. Potter, Jr.
                                               Vice President and Equity Counsel

New York, New York
April 26, 2002